UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2022

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
See the discussion below under “Item 8.01. Other Events” for a description of a Purchase Agreement entered into on May 10, 2022 (the "Purchase Agreement") by and between Enstar Group Limited (the “Company”) and Trident Public Equity LP (“Trident Public Equity”). The description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01. Other Events.
As previously announced, on May 5, 2022, the Board of Directors of the Company authorized the repurchase of up to $200,000,000 of the Company’s ordinary shares through open market transactions, privately negotiated transactions or in such other manner as determined by the Company, including through plans complying with Rule 10b5-1 of the Exchange Act. The Company has since agreed to repurchase an aggregate of 470,197 ordinary shares from two shareholders in separate transactions for an aggregate purchase price of $104.7 million. Both transactions were priced at $222.74 per share, representing a 5% discount to the closing price of the Company’s ordinary shares on the NASDAQ stock market on May 9, 2022. The repurchases will be funded by the Company with available cash on hand.
The first transaction, entered into on May 9, 2022, is to acquire 380,407 ordinary shares from an institutional shareholder unaffiliated with the Company. The second transaction, entered into on May 10, 2022, is pursuant to the Purchase Agreement. Trident Public Equity will sell 89,790 ordinary shares to the Company for an aggregate price of $20.0 million. Trident Public Equity is an affiliate of Stone Point Capital LLC (“Stone Point”), which manages investment funds that own approximately 9.9% of the Company’s outstanding voting ordinary shares. James D. Carey, one of the Company’s directors, is the sole member of an entity that is one of four general partners of the entities serving as general partners for such investment funds. Mr. Carey is also a member of the investment committees of such general partners and is a member and Managing Director of Stone Point.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of May 10, 2022, by and between Trident Public Equity LP and Enstar Group Limited.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

May 11, 2022	By:	/s/ Orla Gregory
Orla Gregory
Chief Operating Officer and Acting Chief Financial Officer